UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment	of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear First Last Name:

DWAC’s Special Meeting of Stockholders is taking place on August 17, 2023. At the meeting, you are being asked to approve the “Extension Amendment Proposal” that will extend, upon the approval of DWAC’s board of directors, the period of time for DWAC to complete a business combination, up to four times, each by an additional three months, for an aggregate of 12 additional months (i.e., from September 8, 2023 up to September  8, 2024). Details of the meeting and the proposals can be found by visiting Digital World Acquisition, Corp. SEC Filings.

Your participation in this process is important and appreciated. No matter the size of your position, make your shares count today!

DWAC is encouraging stockholders to vote their shares IN FAVOR today, simply use on of the following methods to promptly provide your voting instructions:

1.	Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-877-728-4996 between the hours of 9:00am -10:00pm EST, Monday through Friday.

2.	Vote Online – You can click the link below and follow the online instructions.

CLICK HERE TO VOTE

We urge you to vote before August 17, 2023.

Please Vote Today!